Exhibit 99.1

COMSTOCK

Comstock Reports Third Quarter 2024 Results

YTD Revenue growth for 23rd consecutive period as Company prepares for next significant growth phase

- **$13.0 million of revenue; YTD revenue of $34.4 million**
  - **154% increase in recurring fee-based Property & Parking Management revenue; YTD up over 100%**
  - **$1.1 million QTD and YTD increase in supplemental fee revenue related to commercial leases**
- **Solid net income/Adjusted EBITDA performance despite impact of scheduled Q3 incentive fee trigger event that was temporarily deferred for seven commercial assets**
- **Operating cash flow increase of $3.3 million vs. prior year; $3.9 million generated in Q3 alone**
- **26 additional AUM vs. prior year, primarily driven by rapid ParkX Management expansion**
- **4 new commercial leases executed in Q3, representing 39,000 sqft. of office and retail spaces**
- **Residential managed portfolio 95% leased; in-place rent growth of 5% vs. prior year**

RESTON, Va. — November 7, 2024 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company"), a leading asset manager, developer, and operator of mixed-use and transit-oriented properties in the Washington, D.C. region, announced its financial results for the third quarter ended September 30, 2024.

"In Q3, we continued to execute on our strategic plan, generating year-to-date revenue that has grown versus the prior year for 23 consecutive periods and is at an all-time high, dating back to the shift to our current business model that we began in 2018," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "The recurring, fee-based revenue streams we generate from the high-quality assets we manage have established a stable growth platform. Paired with the recent expansion of our supplemental fees schedule related to commercial leasing, as well as the significant AUM growth we are currently projecting, we have the benefit of clear visibility on future top line growth in Q4 and beyond."

Mr. Clemente continued, "Our asset-light, debt-free business model continues to generate cash, nearly $4 million in Q3 2024 alone. As a result, we are well-positioned to expand our Institutional Venture Platform, the focus of which is joint venture acquisitions of strategic real estate investments that are value-add and capable of generating high return on invested capital. Our current managed portfolio remains in-demand and leased far above industry averages, and our development pipeline includes The Row at Reston Station, the ongoing ~$1.5 billion development that will be substantially delivered by the 2nd half of 2025. I am extremely excited for our next significant phase of growth as well as what the future holds for Comstock and all its stakeholders."

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Revenue	$ 12,995	$ 14,463	$ 34,386	$ 33,705
Net income	$ 2,377	$ 4,685	$ 4,233	$ 5,914
Adjusted EBITDA	3,133	5,605	6,220	8,258
Net income per share — diluted	$ 0.23	$ 0.46	$ 0.41	$ 0.59
Managed Portfolio - # of assets	72	46	72	46

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

1

Additional Information • Commercial managed portfolio leased percentage of 94%1; executed 20 leases YTD, representing over 140,000 square feet, including ~117,000 square feet leased to new office and retail tenants. • Residential managed portfolio leased percentage of 95%; more than 500 units leased YTD. • Rapid expansion of ParkX-related AUM led to QTD and YTD increases in total revenue of 75% and 89%, respectively, for ParkX Management subsidiary. • Continued construction progress at The Row, Reston Station’s second phase of development. ◦ Pre-sales of condominiums in the JW Marriott Residences remain ahead of schedule and are exceeding pricing projections, with first deliveries anticipated in Q3 2025. ◦ Significant leasing interest from prospective tenants for two Trophy-Class office towers that will be ready for occupancy in 2025 and 2026. About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio that includes approximately 10 million square feet of stabilized, under construction, and planned assets that are strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. Investor Contact Media Contact Christopher Guthrie publicrelations@comstock.com Executive Vice President & Chief Financial Officer 301-785-6327 cguthrie@comstock.com 703-230-1292 2 1 Represents stabilized assets only and includes terminated leases have been substantially prepaid or prepaid in full.

September 30, December 31, 2024 2023 Assets Current assets: Cash and cash equivalents $ 21,051 $ 18,788 Accounts receivable, net 440 496 Accounts receivable - related parties 6,921 4,749 Prepaid expenses and other current assets 402 353 Total current assets 28,814 24,386 Fixed assets, net 587 478 Intangible assets 144 144 Leasehold improvements, net 67 89 Investments in real estate ventures 6,176 7,077 Operating lease assets 6,138 6,790 Deferred income taxes, net 9,750 10,885 Deferred compensation plan assets 470 53 Other assets 18 37 Total assets $ 52,164 $ 49,939 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 2,605 $ 4,681 Accounts payable and accrued liabilities 910 838 Current operating lease liabilities 905 854 Total current liabilities 4,420 6,373 Deferred compensation plan liabilities 472 77 Operating lease liabilities 5,585 6,273 Total liabilities 10,477 12,723 Stockholders' equity: Class A common stock 96 94 Class B common stock 2 2 Additional paid-in capital 202,348 202,112 Treasury stock (2,662) (2,662) Accumulated deficit (158,097) (162,330) Total stockholders' equity 41,687 37,216 Total liabilities and stockholders' equity $ 52,164 $ 49,939 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 3

Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 Revenue $ 12,995 $ 14,463 $ 34,386 $ 33,705 Operating costs and expenses: Cost of revenue 9,583 8,557 27,375 24,561 Selling, general, and administrative 507 575 1,588 1,711 Depreciation and amortization 77 74 218 212 Total operating costs and expenses 10,167 9,206 29,181 26,484 Income (loss) from operations 2,828 5,257 5,205 7,221 Other income (expense): Interest income 169 — 476 — Gain (loss) on real estate ventures (75) (241) (369) (720) Other income (expense), net 23 1 56 48 Income (loss) from operations before income tax 2,945 5,017 5,368 6,549 Provision for (benefit from) income tax 568 332 1,135 635 Net income (loss) $ 2,377 $ 4,685 $ 4,233 $ 5,914 Weighted-average common stock outstanding: Basic 9,864 9,647 9,830 9,621 Diluted 10,329 10,130 10,278 10,082 Net income (loss) per share: Basic $ 0.24 $ 0.49 $ 0.43 $ 0.61 Diluted $ 0.23 $ 0.46 $ 0.41 $ 0.59 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 4

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 Net income (loss) $ 2,377 $ 4,685 $ 4,233 $ 5,914 Interest income (169) — (476) — Income taxes 568 332 1,135 635 Depreciation and amortization 77 74 218 212 Stock-based compensation 205 273 741 777 (Gain) loss on real estate ventures 75 241 369 720 Adjusted EBITDA $ 3,133 $ 5,605 $ 6,220 $ 8,258 The decreases in Adjusted EBITDA for the three and nine months ended September 30, 2024 are primarily driven by higher net income in 2023 due to the recognition of material supplemental incentive fee revenue, which was partially offset by the significant increases in recurring fee-based property and parking management revenue in 2024. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments in real estate ventures. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 5